As filed with the Securities and Exchange Commission on July 21, 2004

Registration No. 333-115489

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Dex Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1855759	2741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

198 Inverness Drive West

Englewood, Colorado 80112

(303) 784-2900

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Robert M. Neumeister, Jr.

Executive Vice President and Chief Financial Officer

Dex Media, Inc.

198 Inverness Drive West

Englewood, Colorado 80112

(303) 784-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Ezring, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200	William V. Fogg, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $.01 per share(1)	$1,587,000,000	$201,073
Preferred stock purchase rights(4)	—	—

(1)	Includes shares of common stock issuable upon exercise of the underwriters’ options to purchase additional shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)	Previously paid.
(4)	The preferred stock purchase rights initially will trade together with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 of Dex Media, Inc. is being filed for the purpose of filing exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The actual and estimated expenses in connection with this offering, all of which will be borne by us, are as follows:

SEC Registration Fee	$190,050
NASD Registration Fee	30,500
Exchange Listing Application Fee	250,000
Blue Sky Qualification Fee and Expenses	5,000
Printing and Engraving Expense	700,000
Legal Fees and Expenses	1,000,000
Accounting Fees and Expenses	500,000
Transfer Agent and Registrar Fees	10,000
Miscellaneous	250,000

Total	$2,935,550

Item 14. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under Delaware law.

We have purchased insurance on behalf of our respective directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as our directors or officers, or that may arise out of their status as our directors or officers, including liabilities under the federal and state securities laws.

Our employment agreement with Mr. Burnett provides that during the term of his employment and so long as he has not breached any of his contractual obligations relating to non-competition, non-solicitation, nondisclosure of proprietary information and non-disparagement, we will indemnify him to the fullest extent permitted by the laws of the State of Delaware, and will advance to him reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from the officer to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that he was not entitled to the reimbursement of such fees and expenses). During the term of Mr. Burnett’s employment, he will be entitled to the protection of any insurance policies we and our affiliates that employ him shall elect to maintain generally for the benefit of our directors and officers, which we refer to as “Directors and Officers Insurance,” against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee or his serving or having served any other enterprise as a director, officer or employee at our request (other than any dispute, claim or controversy arising under or relating to his employment agreement). Provided there is no non-de minimis incremental cost to us and our affiliates that employ him, for six years following the termination of his employment, Mr. Burnett will be entitled to continued coverage under Directors and Officers Insurance no less favorable than that (if any) provided to any other present or former director or officer.

Item 15. Recent Sales of Unregistered Securities.

Since its inception, the Registrant has issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering thereunder. All of the below-referenced securities are deemed restricted securities for the purposes of the Securities Act.

On November 10, 2003, the Registrant sold $500 million in aggregate principal amount of 8% Notes due 2013 and $389 million in aggregate principal amount at maturity of 9% Discount Notes due 2013 (together, the “November Notes”) to J.P. Morgan Securities Inc., Banc of America Securities LLC and Lehman Brothers Inc. for aggregate proceeds of $750.3 million. On February 11, 2004, the Registrant sold $361 million in aggregate principal amount at maturity of 9% Discount Notes due 2013 (together with the November Notes, the “Notes”) to J.P. Morgan Securities Inc. and Lehman Brothers Inc. for aggregate proceeds of $250.5 million. On April 14, 2004, the Registrants filed with the SEC a registration statement on Form S-4 relating to (i) the registration of the Notes and (ii) the Registrant’s offer to exchange the registered notes for privately placed notes. The Registrant will not receive any proceeds from the exchange offers.

The sales of the Notes were exempt from the registration requirements of the Securities Act, in reliance on Section 4(2) of the Securities Act, Rule 144A and Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering. In addition, with respect to Notes offered in reliance on Section 4(2) and Rule 144A, the sales of the Notes were made to persons the issuer reasonably believed to be qualified institutional buyers and/or institutional accredited investors and, with respect to Notes offered pursuant to Section 4(2) and Regulation S, the sales of the Notes were made in offshore transactions.

In connection with the Acquisition of Dex East, on November 8, 2002, the Registrant issued 5,240,000 shares of common stock and 131,000 shares of 5% series A preferred stock to Dex Holdings LLC, in which each of TCG Holdings, L.L.C. and WCAS IX Associates, LLC have a 50% equity interest, for an aggregate consideration of $655 million and at a price per share of $100 and $1,000, respectively. There were no underwriters involved in connection with the sale of the above securities.

The sales of equity securities were exempt from the registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering to institutional accredited investors. There were no underwriters involved in connection with the sale of the above equity securities.

Also on November 8, 2002, the Registrant issued to 8 of its officers options to purchase an aggregate of 140,758 shares of common stock that will vest in varying annual installments of 5-20% based on our performance.

The sales of common stock were exempt from the registration requirements of the Securities Act, in reliance on Section 4(2) of the Securities Act and/or Rule 701 promulgated thereunder, in transactions by an issuer not involving a public offering and/or pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701, as applicable. There were no underwriters involved in connection with the sale of the above equity securities.

In connection with the Acquisition of Dex West, on September 9, 2003, the Registrant issued 7,696,000 shares of common stock and 192,400 shares of 5% series A preferred stock to Dex Holdings LLC, for an aggregate consideration of $962 million and at a price per share of $100 and $1,000, respectively. There were no underwriters involved in connection with the sale of the above securities.

The sales of equity securities were exempt from the registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering to institutional accredited investors. There were no underwriters involved in connection with the sale of the above equity securities.

Also on September 9, 2003, the Registrant issued to 14 of its officers options to purchase an aggregate of 217,946 shares of common stock that will vest in varying annual installments of 5-20% based on our performance.

The sales of common stock were exempt from the registration requirements of the Securities Act, in reliance on Section 4(2) of the Securities Act and/or Rule 701 promulgated thereunder, in transactions by an issuer not involving a public offering and/or pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701, as applicable. There were no underwriters involved in connection with the sale of the above equity securities.

On November 11, 2003, the Registrant issued an aggregate of 16,557 shares of common stock and 412 shares of 5% series A preferred stock to 13 of its officers for an aggregate consideration of $1,119,059 in cash and at a price per share of $54.12 and $541.21, respectively. There were no underwriters involved in connection with the sale of the above securities.

The sales of equity securities were exempt from the registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering to institutional accredited investors. There were no underwriters involved in connection with the sale of the above equity securities.

On March 3, 2004, the Registrant issued an aggregate of 6,590 shares of common stock and 158 shares of 5% series A preferred stock to 13 of its officers for an aggregate consideration of $316,921 in cash and at a price per share of $38.79 and $387.94, respectively. Simultaneously with these purchases, options held by 15 of the Registrant’s officers were reformed in connection with a change in our capitalization such that the officers held, in the aggregate, options to purchase an additional 42,714 shares of common stock following such reformation. These options will continue to vest on the same schedule that applies to the options granted to officers prior to such reformation. There were no underwriters involved in connection with the sale of the above securities.

The sales of equity securities were exempt from the registration requirements of the Securities Act, in reliance on Section 4(2) of the Securities Act and/or Rule 701 promulgated thereunder, in transactions by an issuer not involving a public offering and/or pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701, as applicable. There were no underwriters involved in connection with the sale of the above equity securities.

In March and April 2004, the Registrant issued an aggregate of 95,335 shares of common stock to 14 of our officers for an aggregate consideration of $4,426,404 in cash and at a price per share of $46.43. There were no underwriters involved in connection with the sale of the above securities.

The sales of common stock were exempt from the registration requirements of the Securities Act, in reliance on Section 4(2) of the Securities Act and/or Rule 701 promulgated thereunder, in transactions by an issuer not involving a public offering and/or pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701, as applicable. There were no underwriters involved in connection with the sale of the above equity securities.

Between March 4, 2004 and March 16, 2004, the Registrant issued to 59 of its employees options to purchase an aggregate of 67,865 shares of common stock that will vest in varying annual installments of 5-20% based on our performance. In addition to the option grants described above, options to purchase 124,282 shares of our common stock were issued to certain of our officers on various dates between December 15, 2002 and April 21, 2004 (options to purchase 104,948 such shares were granted upon the initial hire date of 8 of our officers and options to purchase 19,334 such shares were granted in connection with discretionary option awards made to 4 of our officers).

The sales of common stock were exempt from the registration requirements of the Securities Act, in reliance on Section 4(2) of the Securities Act and/or Rule 701 promulgated thereunder, in transactions by an issuer not involving a public offering and/or pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701, as applicable. There were no underwriters involved in connection with the sale of the above equity securities.

Item 16. Exhibits and Financial Data Schedules.

(A) Exhibits

Number	Description
1.1+++++	Form of Underwriting Agreement.

2.1+	Purchase Agreement, dated as of August 19, 2002, by and between Qwest Dex, Inc., Qwest Services Corporation, and Qwest Communications International Inc., on the one hand, and Dex Holdings LLC, on the other hand.

2.2+	Amendment No. 1 dated September 9, 2003 to Purchase Agreement, dated as of August 19, 2002, by and between Qwest Dex, Inc., Qwest Services Corporation, and Qwest Communications International Inc., on the one hand, and Dex Holdings LLC, on the other hand.

3.1+++++	Form of Amended and Restated Certificate of Incorporation of Dex Media, Inc.

3.2+++++	Form of Amended and Restated By-laws of Dex Media, Inc.

4.1+	Note Indenture with respect to the 8% Notes due 2013, between Dex Media, Inc. and U.S. Bank National Association, as trustee, dated November 10, 2003.

4.2+	Form of 8% Notes due 2013 (included in exhibit 4.1).

4.3+	Discount Note Indenture with respect to the 9% Discount Notes due 2013, between Dex Media, Inc. and U.S. Bank National Association, as trustee, dated November 10, 2003.

4.4+	Form of 9% Discount Notes due 2013 (included in exhibit 4.3).

4.5+	Discount Note Indenture with respect to the 9% Discount Notes due 2013, between Dex Media, Inc. and U.S. Bank National Association, as trustee, dated February 11, 2004.

4.6+	Form of 9% Discount Notes due 2013 (included in exhibit 4.5).

4.7+	Senior Note Indenture with respect to the 9 7/8% Senior Notes due 2009, among Dex Media East LLC, Dex Media East Finance Co. and U.S. Bank National Association, as trustee, dated November 8, 2002.

4.8+	Form of 9 7/8% Senior Notes due 2009 (included in exhibit 4.7)

4.9+	Senior Subordinated Note Indenture with respect to the 12 1/8% Senior Subordinated Notes due 2012, among Dex Media East LLC, Dex Media East Finance Co. and U.S. Bank National Association, as trustee, dated November 8, 2002.

4.10+	Form of 12 1/8% Senior Subordinated Notes due 2012 (included in exhibit 4.9)

Number	Description

4.11+	Senior Note Indenture with respect to the 8 1/2% Senior Notes due 2010, among Dex Media West LLC, Dex Media West Finance Co. and U.S. Bank National Association, as trustee, dated August 29, 2003.

4.12+	Form of 8 1/2% Senior Notes due 2010 (included in exhibit 4.11).

4.13+	Senior Subordinated Note Indenture with respect to the 9 7/8% Senior Subordinated Notes due 2013, among Dex Media West LLC, Dex Media West Finance Co. and U.S. Bank National Association, as trustee, dated August 29, 2003.

4.14+	Form of 9 7/8% Senior Subordinated Notes due 2013 (included in exhibit 4.13)

4.15+	Note Registration Rights Agreement among Dex Media, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Lehman Brothers Inc., dated November 10, 2003.

4.16+	Discount Note Registration Rights Agreement among Dex Media, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Lehman Brothers Inc., dated November 10, 2003.

4.17+	Discount Note Registration Rights Agreement among Dex Media, Inc. and J.P. Morgan Securities Inc. and Lehman Brothers Inc., dated February 11, 2004.

4.18+++++	Form of Rights Plan.

4.19+++++	Specimen common stock certificate.

5.1*	Opinion of Latham & Watkins LLP regarding the validity of the common stock.

10.1+	Second Amendment and Restatement of Credit Agreement, dated as of October 31, 2003, by and among Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, J.P. Morgan Europe, Limited, as London Agent, and Bank of America, N.A., Lehman Commercial Paper Inc., Wachovia Bank, National Association and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.2++++	Third Amendment, dated as of June 11, 2004, to the Credit Agreement, dated as of November 8, 2002, as amended and restated as of October 31, 2003, by and among Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and Bank of America, N.A., Wachovia Bank, National Association, Lehman Commercial Paper Inc. and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.3+	Guarantee and Collateral Agreement, dated as of November 8, 2002, by and among Dex Media East, Inc., Dex Media East LLC (f/k/a SGN LLC), Dex Media East Finance Co., LCI International, Inc. (Dex Media International, Inc.) and JPMorgan Chase Bank, as collateral agent.

10.4+	Agreement, dated as of November 8, 2002, between Dex Media, Inc. and JPMorgan Chase Bank, as administrative agent under the Credit Agreement (the “Parent Support Agreement” relating to the Dex Media East Credit Agreement), as amended.

10.5+	Credit Agreement, dated as of September 9, 2003, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and Bank of America, N.A., Wachovia Bank, National Association, Lehman Commercial Paper Inc. and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.6+	First Amendment, dated as of October 31, 2003, to the Credit Agreement, dated as of September 9, 2003, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and Bank of America, N.A., Wachovia Bank, National Association, Lehman Commercial Paper Inc. and Deutsche Bank Trust Company Americas, as co-syndication agents.

Number	Description

10.7++++	Second Amendment, dated as of June 11, 2004, to the Credit Agreement, dated as of September 9, 2003, as amended as of October 31, 2003, by and among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and Bank of America, N.A., Wachovia Bank, National Association, Lehman Commercial Paper Inc. and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.8+	Guarantee and Collateral Agreement, dated as of September 9, 2003, among Dex Media West, Inc., Dex Media West LLC, Dex Media West Finance Co. and JPMorgan Chase Bank, as collateral agent.

10.9+	Agreement, dated as of September 9, 2003, between Dex Media, Inc. and JPMorgan Chase Bank, as administrative agent under the Credit Agreement (the “Parent Support Agreement” relating to the Dex Media West Credit Agreement).

10.10+	Amended and Restated Billing and Collection Agreement, dated September 1, 2003, by and between Qwest Corporation and Dex Media East LLC (f/k/a SGN LLC).

10.11+	Billing and Collection Agreement, dated as of September 1, 2003, by and between Qwest Corporation and Dex Media West LLC (f/k/a GPP LLC).

10.12+	Non-Competition and Non-Solicitation Agreement, dated November 8, 2002, by and among Dex Media East LLC (f/k/a SGN LLC), Dex Media West LLC (f/k/a GPP LLC), Dex Holdings LLC and Qwest Corporation, Qwest Communications International Inc. and Qwest Dex, Inc.

10.13+++++	Form of Amended and Restated Management Consulting Agreement among Dex Media East LLC and The Carlyle Group.

10.14+++++	Form of Amended and Restated Management Consulting Agreement among Dex Media East LLC and Welsh, Carson, Anderson and Stowe.

10.15+++++	Form of Amended and Restated Management Consulting Agreement among Dex Media West LLC and The Carlyle Group.

10.16+++++	Form of Amended and Restated Management Consulting Agreement among Dex Media West LLC and Welsh, Carson, Anderson and Stowe.

10.17+++++	Sponsor Stockholders Agreement among Dex Media, Inc., Carlyle Partners III, L.P., CP III Coinvestment L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II, L.P., Carlyle High Yield Partners, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC, WD Investors LLC and A.S.F. Co-Investment Partners, L.P.

10.18+	Joinder Agreement to the Dex Holdings LLC Equityholders Agreement, effective as of April 30, 2003.

10.19+	Agreement Among Members (Dex Holdings LLC) among Carlyle Partners III, L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD Investors LLC, Dex Holdings LLC, Dex Media, Inc., Dex Media East, Inc. and Dex Media East LLC, dated November 8, 2002.

10.20+	First Amendment to the Agreement Among Members (Dex Holdings LLC) among Carlyle Partners III, L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD Investors LLC, Dex Holdings LLC, Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, Dex Media West, Inc. and Dex Media West LLC, dated September 8, 2003.

10.21+	Publishing Agreement by and among Dex Media, Inc., Dex Media East LLC (f/k/a SGN LLC), Dex Media West LLC (f/k/a/ GPP LLC) and Qwest Corporation, dated November 8, 2002, as amended.

10.22+	Employment Agreement, effective as of November 8, 2002, by and between George Burnett and Dex Media, Inc.

Number	Description

10.23+	Employment Agreement, effective as of January 2, 2003, by and between Robert M. Neumeister, Jr. and Dex Media, Inc.

10.24+	Employment Agreement, effective as of November 8, 2002, by and between Marilyn B. Neal and Dex Media, Inc.

10.25+	Employment Agreement, effective as of November 8, 2002, by and between Maggie Le Beau and Dex Media, Inc.

10.26+	Employment Agreement, effective as of January 2, 2003, by and between Linda Martin and Dex Media, Inc.

10.27+	Employment Agreement, effective as of November 8, 2002, by and between Kristine Shaw and Dex Media, Inc.

10.28+	Amended and Restated Management Stockholders Agreement of Dex Media, Inc., entered into as of November 11, 2003, by and among Dex Media, Inc., Dex Holdings LLC, and those members of management who become parties thereto from time to time.

10.29+	Stock Option Plan of Dex Media, Inc., effective as of November 8, 2002.

10.30+	First Amendment to Stock Option Plan of Dex Media, Inc., effective as of September 9, 2003.

10.31+	Second Amendment to Stock Option Plan of Dex Media, Inc., effective as of December 18, 2003.

10.32+	Employee Cost Sharing Agreement, by and among Dex Media Service LLC, Dex Media, Inc., Dex Media East LLC and Dex Media West LLC, effective as of December 31, 2003.

10.33+	Shared Services Agreement, by and among Dex Media, Inc., Dex Media East LLC, Dex Media West LLC, and any direct or indirect subsidiary of Dex Media that becomes a party thereto, effective as of December 31, 2003.

10.34+	Intercompany License Agreement, by and among Dex Media, Inc., Dex Media East LLC and Dex Media West LLC, effective as of September 9, 2003.

21.1+	List of Subsidiaries.

23.1+++	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2+++++	Consents of KPMG LLP.

24.1++	Powers of Attorney (included in the signature pages to this Registration Statement).

+	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-114472) filed April 14, 2004.
++	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-115489) filed May 14, 2004.
+++	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-115489) filed June 14, 2004.
++++	Incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-115489) filed June 28, 2004.
+++++Incorporated	by reference to Amendment No.3 to our Registration Statement on Form S-1 (File No. 333-115489) filed July 20 2004
*	Filed herewith.

(B) Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dex Media, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on July 21, 2004.

DEX MEDIA, INC.

By:	/s/ GEORGE BURNETT
George Burnett Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ GEORGE BURNETT George Burnett	Chief Executive Officer, President and Director (principal executive officer)	July 21, 2004

/s/ ROBERT M. NEUMEISTER JR. Robert M. Neumeister, Jr.	Chief Financial Officer (principal financial and accounting officer)	July 21, 2004

* James A. Attwood, Jr.	Co-Chairman of the Board	July 21, 2004

* Anthony J. de Nicola	Co-Chairman of the Board	July 21, 2004

* John Almeida, Jr.	Director	July 21, 2004

* William Kennard	Director	July 21, 2004

* Bruce Rosenblum	Director	July 21, 2004

* Sanjay Swani	Director	July 21, 2004

*By:	/s/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr. as Attorney-in-Fact

EXHIBIT INDEX

Number	Description
1.1+++++	Form of Underwriting Agreement.

2.1+	Purchase Agreement, dated as of August 19, 2002, by and between Qwest Dex, Inc., Qwest Services Corporation, and Qwest Communications International Inc., on the one hand, and Dex Holdings LLC, on the other hand.

2.2+	Amendment No. 1 dated September 9, 2003 to Purchase Agreement, dated as of August 19, 2002, by and between Qwest Dex, Inc., Qwest Services Corporation, and Qwest Communications International Inc., on the one hand, and Dex Holdings LLC, on the other hand.

3.1+++++	Form of Amended and Restated Certificate of Incorporation of Dex Media, Inc.

3.2+++++	Form of Amended and Restated By-laws of Dex Media, Inc.

4.1+	Note Indenture with respect to the 8% Notes due 2013, between Dex Media, Inc. and U.S. Bank National Association, as trustee, dated November 10, 2003.

4.2+	Form of 8% Notes due 2013 (included in exhibit 4.1).

4.3+	Discount Note Indenture with respect to the 9% Discount Notes due 2013, between Dex Media, Inc. and U.S. Bank National Association, as trustee, dated November 10, 2003.

4.4+	Form of 9% Discount Notes due 2013 (included in exhibit 4.3).

4.5+	Discount Note Indenture with respect to the 9% Discount Notes due 2013, between Dex Media, Inc. and U.S. Bank National Association, as trustee, dated February 11, 2004.

4.6+	Form of 9% Discount Notes due 2013 (included in exhibit 4.5).

4.7+	Senior Note Indenture with respect to the 9 7/8% Senior Notes due 2009, among Dex Media East LLC, Dex Media East Finance Co. and U.S. Bank National Association, as trustee, dated November 8, 2002.

4.8+	Form of 9 7/8% Senior Notes due 2009 (included in exhibit 4.7)

4.9+	Senior Subordinated Note Indenture with respect to the 12 1/8% Senior Subordinated Notes due 2012, among Dex Media East LLC, Dex Media East Finance Co. and U.S. Bank National Association, as trustee, dated November 8, 2002.

4.10+	Form of 12 1/8% Senior Subordinated Notes due 2012 (included in exhibit 4.9)

4.11+	Senior Note Indenture with respect to the 8 1/2% Senior Notes due 2010, among Dex Media West LLC, Dex Media West Finance Co. and U.S. Bank National Association, as trustee, dated August 29, 2003.

4.12+	Form of 8 1/2% Senior Notes due 2010 (included in exhibit 4.11).

4.13+	Senior Subordinated Note Indenture with respect to the 9 7/8% Senior Subordinated Notes due 2013, among Dex Media West LLC, Dex Media West Finance Co. and U.S. Bank National Association, as trustee, dated August 29, 2003.

4.14+	Form of 9 7/8% Senior Subordinated Notes due 2013 (included in exhibit 4.13)

4.15+	Note Registration Rights Agreement among Dex Media, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Lehman Brothers Inc., dated November 10, 2003.

4.16+	Discount Note Registration Rights Agreement among Dex Media, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC and Lehman Brothers Inc., dated November 10, 2003.

4.17+	Discount Note Registration Rights Agreement among Dex Media, Inc. and J.P. Morgan Securities Inc. and Lehman Brothers Inc., dated February 11, 2004.

Number	Description

4.18+++++	Form of Rights Plan.

4.19+++++	Specimen common stock certificate.

5.1*	Opinion of Latham & Watkins LLP regarding the validity of the common stock.

10.1+	Second Amendment and Restatement of Credit Agreement, dated as of October 31, 2003, by and among Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, J.P. Morgan Europe, Limited, as London Agent, and Bank of America, N.A., Lehman Commercial Paper Inc., Wachovia Bank, National Association and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.2++++	Third Amendment, dated as of June 11, 2004, to the Credit Agreement, dated as of November 8, 2002, as amended and restated as of October 31, 2003, by and among Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and Bank of America, N.A., Wachovia Bank, National Association, Lehman Commercial Paper Inc. and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.3+	Guarantee and Collateral Agreement, dated as of November 8, 2002, by and among Dex Media East, Inc., Dex Media East LLC (f/k/a SGN LLC), Dex Media East Finance Co., LCI International, Inc. (Dex Media International, Inc.) and JPMorgan Chase Bank, as collateral agent.

10.4+	Agreement, dated as of November 8, 2002, between Dex Media, Inc. and JPMorgan Chase Bank, as administrative agent under the Credit Agreement (the “Parent Support Agreement” relating to the Dex Media East Credit Agreement), as amended.

10.5+	Credit Agreement, dated as of September 9, 2003, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and Bank of America, N.A., Wachovia Bank, National Association, Lehman Commercial Paper Inc. and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.6+	First Amendment, dated as of October 31, 2003, to the Credit Agreement, dated as of September 9, 2003, among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and Bank of America, N.A., Wachovia Bank, National Association, Lehman Commercial Paper Inc. and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.7++++	Second Amendment, dated as of June 11, 2004, to the Credit Agreement, dated as of September 9, 2003, as amended as of October 31, 2003, by and among Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, and Bank of America, N.A., Wachovia Bank, National Association, Lehman Commercial Paper Inc. and Deutsche Bank Trust Company Americas, as co-syndication agents.

10.8+	Guarantee and Collateral Agreement, dated as of September 9, 2003, among Dex Media West, Inc., Dex Media West LLC, Dex Media West Finance Co. and JPMorgan Chase Bank, as collateral agent.

10.9+	Agreement, dated as of September 9, 2003, between Dex Media, Inc. and JPMorgan Chase Bank, as administrative agent under the Credit Agreement (the “Parent Support Agreement” relating to the Dex Media West Credit Agreement).

10.10+	Amended and Restated Billing and Collection Agreement, dated September 1, 2003, by and between Qwest Corporation and Dex Media East LLC (f/k/a SGN LLC).

Number	Description

10.11+	Billing and Collection Agreement, dated as of September 1, 2003, by and between Qwest Corporation and Dex Media West LLC (f/k/a GPP LLC).

10.12+	Non-Competition and Non-Solicitation Agreement, dated November 8, 2002, by and among Dex Media East LLC (f/k/a SGN LLC), Dex Media West LLC (f/k/a GPP LLC), Dex Holdings LLC and Qwest Corporation, Qwest Communications International Inc. and Qwest Dex, Inc.

10.13+++++	Form of Amended and Restated Management Consulting Agreement among Dex Media East LLC and The Carlyle Group.

10.14+++++	Form of Amended and Restated Management Consulting Agreement among Dex Media East LLC and Welsh, Carson, Anderson and Stowe.

10.15+++++	Form of Amended and Restated Management Consulting Agreement among Dex Media West LLC and The Carlyle Group.

10.16+++++	Form of Amended and Restated Management Consulting Agreement among Dex Media West LLC and Welsh, Carson, Anderson and Stowe.

10.17+++++	Sponsor Stockholders Agreement among Dex Media, Inc., Carlyle Partners III, L.P., CP III Coinvestment L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II, L.P., Carlyle High Yield Partners, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC, WD Investors LLC and A.S.F. Co-Investment Partners, L.P.

10.18+	Joinder Agreement to the Dex Holdings LLC Equityholders Agreement, effective as of April 30, 2003.

10.19+	Agreement Among Members (Dex Holdings LLC) among Carlyle Partners III, L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD Investors LLC, Dex Holdings LLC, Dex Media, Inc., Dex Media East, Inc. and Dex Media East LLC, dated November 8, 2002.

10.20+	First Amendment to the Agreement Among Members (Dex Holdings LLC) among Carlyle Partners III, L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD Investors LLC, Dex Holdings LLC, Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, Dex Media West, Inc. and Dex Media West LLC, dated September 8, 2003.

10.21+	Publishing Agreement by and among Dex Media, Inc., Dex Media East LLC (f/k/a SGN LLC), Dex Media West LLC (f/k/a/ GPP LLC) and Qwest Corporation, dated November 8, 2002, as amended.

10.22+	Employment Agreement, effective as of November 8, 2002, by and between George Burnett and Dex Media, Inc.

10.23+	Employment Agreement, effective as of January 2, 2003, by and between Robert M. Neumeister, Jr. and Dex Media, Inc.

10.24+	Employment Agreement, effective as of November 8, 2002, by and between Marilyn B. Neal and Dex Media, Inc.

10.25+	Employment Agreement, effective as of November 8, 2002, by and between Maggie Le Beau and Dex Media, Inc.

10.26+	Employment Agreement, effective as of January 2, 2003, by and between Linda Martin and Dex Media, Inc.

10.27+	Employment Agreement, effective as of November 8, 2002, by and between Kristine Shaw and Dex Media, Inc.

10.28+	Amended and Restated Management Stockholders Agreement of Dex Media, Inc., entered into as of November 11, 2003, by and among Dex Media, Inc., Dex Holdings LLC, and those members of management who become parties thereto from time to time.

Number	Description

10.29+	Stock Option Plan of Dex Media, Inc., effective as of November 8, 2002.

10.30+	First Amendment to Stock Option Plan of Dex Media, Inc., effective as of September 9, 2003.

10.31+	Second Amendment to Stock Option Plan of Dex Media, Inc., effective as of December 18, 2003.

10.32+	Employee Cost Sharing Agreement, by and among Dex Media Service LLC, Dex Media, Inc., Dex Media East LLC and Dex Media West LLC, effective as of December 31, 2003.

10.33+	Shared Services Agreement, by and among Dex Media, Inc., Dex Media East LLC, Dex Media West LLC, and any direct or indirect subsidiary of Dex Media that becomes a party thereto, effective as of December 31, 2003.

10.34+	Intercompany License Agreement, by and among Dex Media, Inc., Dex Media East LLC and Dex Media West LLC, effective as of September 9, 2003.

21.1+	List of Subsidiaries.

23.1+++	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2+++++	Consents of KPMG LLP.

24.1++	Powers of Attorney (included in the signature pages to this Registration Statement).

+	Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-114472) filed April 14, 2004.
++	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-115489) filed May 14, 2004.
+++	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-115489) filed June 14, 2004.
++++	Incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-115489) filed June 28, 2004.
+++++	Incorporated by reference to Amendment No.3 to our Registration Statement on Form S-1 (File No. 333-115489) filed July 20 2004
*	Filed herewith.